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                                                                                                     Exhibit 12

                                               CIGNA CORPORATION
                               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                             (Dollars in millions)


                                                                      Year Ended December 31,
                                                        -----------------------------------------------------
                                                         1999        1998        1997       1996         1995
                                                        -----------------------------------------------------
Income from continuing operations before
   income taxes...................................      $1,219      $1,858      $1,228     $1,228       $1,257
                                                        ------      ------      ------     ------       ------
Fixed charges included in income:
   Interest expense...............................         116         126         127        102          120
   Interest portion of rental expense.............          51          63          94         86           99
                                                        ------      ------      ------     ------       ------
Total fixed charges included in income............         167         189         221        188          219

Minority interest.................................          31           -           -          -            -
                                                        ------      ------      ------     ------       ------
Income available for fixed charges................      $1,417      $2,047      $1,449     $1,416       $1,476
                                                        ======================================================

RATIO OF EARNINGS TO FIXED CHARGES................         8.5        10.8         6.6        7.5          6.7
                                                        ======================================================

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